UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) or (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

RAIT FINANCIAL TRUST

(Exact Name of Registrant as Specified in its Charter)

Maryland	23-2919819
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

2929 Arch Street, 17th Floor Philadelphia, PA	19104
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
7.125% Senior Notes Due 2019	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-195547

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

The descriptions of the general terms and provisions of the 7.125% Senior Notes due 2019 of RAIT Financial Trust (the “Registrant”), to be registered hereby, contained under the heading “Description of Debt Securities” in the Registrant’s Registration Statement on Form S-3 (No. 333-195547) (the “Registration Statement”) and under the heading “Description of Notes” in the Registrant’s Prospectus Supplement, dated August 11, 2014, to the prospectus contained in the Registration Statement and filed pursuant to Rule 424(b) of the Securities Act of 1933, as amended, are incorporated by reference herein.

Item 2.	Exhibits.

The Exhibits filed as part of this Registration Statement on Form 8-A are identified in the Exhibit Index immediately following the signature pages of this Registration Statement on Form 8-A. Such Exhibit Index is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: August 14, 2014	RAIT FINANCIAL TRUST

	By:	/s/ James J. Sebra
James J. Sebra
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description of Documents

4.1	Indenture, dated December 10, 2013, between RAIT Financial Trust, as issuer, and Wells Fargo Bank, National Association, as trustee. (1)

4.2	First Supplemental Indenture, dated as of December 10, 2013, between RAIT Financial Trust, as issuer, and Wells Fargo Bank, National Association, as trustee. (1)

4.3	Second Supplemental Indenture, dated as of April 14, 2014, between RAIT Financial Trust, as issuer, and Wells Fargo Bank, National Association, as trustee. (2)

4.4	Third Supplemental Indenture, dated as of August 14, 2014, between RAIT Financial Trust, as issuer, and Wells Fargo Bank, National Association, as trustee.

4.5	Form of 7.125% Senior Notes due 2024 (included as Exhibit A to Exhibit 4.4 hereto).

(1)	Incorporated by reference to RAIT Financial Trust’s Form 8-K as filed with the SEC on December 13, 2013.
(2)	Incorporated by reference to RAIT Financial Trust’s Form 8-A as filed with the SEC on April 14, 2014.